SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                February 2, 2001
                      ------------------------------------
                Date of Report (Date of earliest event reported)


                           GLENGARRY HOLDINGS LIMITED
                           --------------------------
             (Exact name of registrant as specified in its charter)

     Bermuda                    000-26611                       N/A
------------------              ---------                       ---
(State or other           (Commission File Number)         (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation or
organization)

                        P.O. Box HM 1154, 10 Queen Street
                            Hamilton, HM EX, Bermuda
                            ------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (441) 295-3511


                          Endless Youth Products, Inc.
                           Stamford Financial Building
                            Stamford, New York 12167
                            ------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. Other Events.

         Attached hereto as Exhibit 99.1 is a press release dated February 1, 2001, announcing that Endless Youth Products, Inc. would complete its redomestication to Bermuda effective February 2, 2001.

         The Bermuda redomestication transaction was completed pursuant to a vote of the shareholders of Endless Youth Products, inc., a Nevada corporation ("Endless Youth") after the distribution of a Prospectus/Proxy Statement dated and declared effective December 7, 2000 (Form S-4 Registration Statement No. 333-50520). As a result of the merger approved by the shareholders of Endless Youth, Endless Youth merged with EYPI Merger Corp., a Nevada subsidiary of Glengarry Holdings Limited, a Bermuda company. On February 2, 2001, the effective date of the merger, the holders of shares of common stock of Endless Youth became holders of common shares of Glengarry Holdings, EYPI Merger Corp. was dissolved, Endless Youth became a wholly owned subsidiary of Glengarry Holdings Limited, and the name of Endless Youth was changed to "Glengarry Holdings (US) Limited." Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Glengarry Holdings Limited became the successor issuer to Endless Youth for reporting purposes under the Securities Exchange Act of 1934 and elects to report thereunder, effective February 2, 2001.

         Glengarry Holdings Limited effected a ten-for-one reverse split effective February 16, 2001.

         Information concerning the Bermudian directors of Glengarry Holdings Limited is annexed as Exhibit 99.3.

ITEM 7. Financial Statements, Pro Forma Financial Information And Exhibits.

                  99.1.    Press Release, dated February 1, 2001.

                  99.2     Press Release, dated February 15, 2001

                  99.3     Press Release, dated February 15, 2001

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                            GLENGARRY HOLDINGS LIMITED



Date:  February 16, 2001                    By: /s/ Roderick M. Forrest
                                               ------------------------------
                                               Roderick M. Forrest, Chairman


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